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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Vencor, Inc. for the registration of 439,157 shares of its common stock and to the incorporation by reference therein of our report dated January 30, 1995 with respect to the consolidated financial statements of Vencor, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




Louisville, Kentucky
August 29, 1995